UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 16, 2022
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Cimpress plc
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building D,	Xerox Technology Park
A91 H9N9
Dundalk, Co. Louth
Ireland
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +353 42 938 8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Ordinary Shares, nominal value per share of €0.01	CMPR	NASDAQ	Global Select Market

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2022, at Cimpress plc's Annual General Meeting of Shareholders described in Item 5.07 below, our shareholders approved an amendment to our 2020 Equity Incentive Plan (the "2020 Plan") to increase the number of Cimpress plc ordinary shares issuable under the 2020 Plan by 2,000,000 shares. Our Board of Directors administers the 2020 Plan, which allows us to grant incentive stock options, non-statutory share options, share appreciation rights, restricted shares, restricted share units, other share-based awards, and dividend equivalent rights. We may grant awards under the 2020 Plan to our employees, officers, directors, consultants, and advisors. Subject to adjustment in the event of stock splits, stock dividends and other similar events, we may make awards under the 2020 Plan, as amended, for up to 5,500,000 of our ordinary shares plus an additional number of ordinary shares equal to the number of performance share units (on a 1:1 basis) that were outstanding under our 2016 Performance Equity Plan on November 25, 2020 (which is the date on which our 2020 Plan was originally approved by our shareholders) and that subsequently expire, terminate or are otherwise surrendered, canceled or forfeited.

The foregoing is not a complete description of the 2020 Plan as amended and is qualified by reference to the full text and terms of the amended 2020 Plan, which is filed as an exhibit to this report and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

Cimpress plc held an Annual General Meeting of Shareholders on November 16, 2022. There were 26,224,552 ordinary shares, nominal value per share of €0.01, issued, outstanding, and eligible to vote at the record date of September 26, 2022. The voting results for each proposal are as follows:

Proposal	Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
1. Reappoint Robert S. Keane to our Board of Directors	23,517,307	115,908	2,898	1,198,343
2. Reappoint Scott J. Vassalluzzo to our Board of Directors	18,936,546	4,692,108	7,459	1,198,343
3. Approve executive compensation (non-binding)	19,851,785	3,776,664	7,664	1,198,343
4. Amend 2020 Equity Incentive Plan	15,366,782	5,710,816	2,558,515	1,198,343
5. Reappoint PricewaterhouseCoopers Ireland	24,802,114	28,688	3,654	0
6. Authorize Board of Directors or Audit Committee to determine remuneration of PricewaterhouseCoopers Ireland	24,822,251	8,815	3,390	0

At the Annual General Meeting, our shareholders took the following actions on the proposals:

(1) Our shareholders reappointed Robert S. Keane to our Board of Directors to serve for a term of three years ending at the conclusion of our annual general meeting of shareholders in 2025.

(2) Our shareholders reappointed Scott J. Vassalluzzo to our Board of Directors to serve for a term of three years ending at the conclusion of our annual general meeting of shareholders in 2025.

(3) Our shareholders approved our non-binding "say on pay" proposal regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables, and accompanying narrative disclosures in our definitive proxy statement dated October 5, 2022.

(4) Our shareholders approved an amendment to our 2020 Equity Incentive Plan to increase the number of ordinary shares issuable under the plan by 2,000,000 shares.

(5) Our shareholders reappointed PricewaterhouseCoopers Ireland as our statutory auditor under Irish law to hold office until the conclusion of our annual general meeting of shareholders in 2023.

(6) Our shareholders authorized our Board of Directors or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland in its capacity as our statutory auditor under Irish law.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit
No.	Description
10.1	2020 Equity Incentive Plan, as amended
104	Cover Page Interactive Data File, formatted in iXBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 17, 2022	Cimpress plc

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer